AMENDED AND RESTATED
                          SECURITIES HOLDERS AGREEMENT



                          dated as of December 22, 1999

                                      among



                            B&G FOODS HOLDINGS CORP.

                    BRUCKMANN, ROSSER, SHERRILL & CO., L.P.,

                     CANTERBURY MEZZANINE CAPITAL II, L.P.,

                     THE CIT GROUP/EQUITY INVESTMENTS, INC.

                                       and

                             MANAGEMENT STOCKHOLDERS



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                                TABLE OF CONTENTS
                                -----------------

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                                                                                                               Page
                                                                                                               ----

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ARTICLE I REPRESENTATIONS, WARRANTIES AND COVENANTS OF HOLDINGS CORP..............................................2

1.1      Representations, Warranties and Covenants of Holdings Corp...............................................2

ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH STOCKHOLDER..........................................3

2.1      Representations, Warranties and Covenants of Each Stockholder............................................3
2.2      Legend...................................................................................................4
2.3      Provisions Regarding Transfers of Securities.............................................................4
2.4      Notation.................................................................................................6
2.5      Limitation on Repurchase of Securities...................................................................6
2.6      Reliance.................................................................................................6

ARTICLE III OTHER COVENANTS AND REPRESENTATIONS...................................................................6

3.1 Financial  Statements and Other  Information. So  long as BRS,  Canterbury or
CIT,
         as the case may be, owns any of the Securities, Holdings Corp............................................6
3.2      Sale of Holdings Corp. or any of the Companies...........................................................7
3.3      Tag-Along Rights.........................................................................................7
3.4      Covenant Not to Compete..................................................................................9
3.5      Preemptive Rights.......................................................................................10

ARTICLE IV CORPORATE ACTIONS.....................................................................................11

4.1      Directors...............................................................................................11
4.2      Right to Remove Certain of Holdings Corp.'s Directors...................................................11
4.3      Right to Fill Certain Vacancies in Holdings Corp.'s Board...............................................12
4.4      Subsidiaries Governance.................................................................................12
4.5      Management Rights of BRS................................................................................12
4.6      Management Rights of Canterbury.........................................................................13
4.7      Confidentiality.........................................................................................13

ARTICLE V ADDITIONAL RESTRICTIONS ON TRANSFERS OF SECURITIES HELD BY MANAGEMENT STOCKHOLDERS.....................14

5.1      Certain Definitions.....................................................................................14
5.2      Restrictions on Transfer................................................................................16
5.3      Purchase Option.........................................................................................17
5.4      Right of First Refusal on Transfer of Management Stockholder Securities.................................20
5.5      Purchaser Representative................................................................................21


5.6      Section 83(b) Elections.................................................................................21
5.7      Involuntary Transfers...................................................................................22

ARTICLE VI REGISTRATION RIGHTS...................................................................................23

ARTICLE VII MISCELLANEOUS........................................................................................23

7.1      Amendment and Modification..............................................................................23
7.2      Survival of Representations and Warranties..............................................................24
7.3      Successors and Assigns; Entire Agreement................................................................24
7.4      Separability............................................................................................24
7.5      Notices.................................................................................................24
7.6      Governing Law...........................................................................................26
7.7      Headings................................................................................................26
7.8      Counterparts............................................................................................26
7.9      Further Assurances......................................................................................26
7.10     Remedies................................................................................................26
7.11     Party No Longer Owning Securities.......................................................................26
7.12     No Effect on Employment.................................................................................26
7.13     Pronouns................................................................................................26


                                   DEFINITIONS
                                   -----------


                AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT


         AMENDED AND RESTATED SECURITIES HOLDERS AGREEMENT, dated as of December 22, 1999 (the "Agreement"), by and among (1) B&G FOODS HOLDINGS CORP., a Delaware corporation ("Holdings Corp."), (2) BRUCKMANN, ROSSER, SHERRILL & CO., L.P., a Delaware limited partnership ("BRS"), the individuals listed on Exhibit A hereto as the BRS Stockholders (the "BRS Stockholders" and, together with BRS and their respective BRS Permitted Transferees, the "BRS Entities"), (3) CANTERBURY MEZZANINE CAPITAL II, L.P., a Delaware limited partnership ("Canterbury" and, together with its Permitted Transferees, the "Canterbury Entities"), (4) THE CIT GROUP/EQUITY INVESTMENTS, INC., a New Jersey corporation ("CIT" and, together with its Permitted Transferees, the "CIT Entities"), and
(5) the individuals listed on Exhibit A hereto as "Management Stockholders" (such individuals, together with their Permitted Transferees, the "Management Stockholders"). The BRS Entities, the Canterbury Entities, the CIT Entities and the Management Stockholders are sometimes referred to hereinafter individually as a "Stockholder" and collectively as the "Stockholders."


                                   Background

         A. Holdings Corp., the BRS Entities and the Management Stockholders are parties to the Securities Purchase and Holders Agreement, dated as of March 27, 1997 (the "Original Shareholders Agreement"), and desire to amend and restate the Original Shareholders Agreement in its entirety.

         B. Each of the BRS Entities is the record owner of (i) the number of shares of Common Stock, par value $.01 per share (the "Common Stock"), of Holdings Corp. set forth opposite its name on Exhibit A hereto, (ii) the number of shares of 13% Series A Cumulative Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of Holdings Corp. set forth opposite its name on Exhibit A hereto, (iii) the number of shares of 13% Series B Cumulative Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of Holdings Corp. set forth opposite its name on Exhibit A hereto, (iv) the number of shares of Series C Senior Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), of Holdings Corp. set forth opposite its name on Exhibit A hereto and (v) the number of warrants to purchase shares of Common Stock (the "Warrants") of Holdings Corp. set forth opposite its name on Exhibit A hereto.

         C. Canterbury is the record owner of (i) the number of shares of Series C Preferred Stock of Holdings Corp. set forth opposite its name on Exhibit A hereto and (ii) the number of Warrants of Holdings Corp. set forth opposite its name on Exhibit A hereto.

         D. CIT is the record owner of (i) the number of shares of Series C Preferred Stock of Holdings Corp. set forth opposite its name on Exhibit A hereto and (ii) the number of Warrants of Holdings Corp. set forth opposite its name on Exhibit A hereto.

         E. Each of the Management Stockholders is the record owner of (i) the number of shares of Common Stock of Holdings Corp. set forth opposite his name on Exhibit A hereto, (ii) the number of shares of Series A Preferred Stock of Holdings Corp. set forth opposite his name on Exhibit A hereto and (iii) the number of stock options to purchase shares of Common Stock (the "Options") of Holdings Corp. set forth opposite his name on Exhibit A hereto.

         F. As used herein, the term "Companies" shall mean, collectively, (i) B&G Foods, Inc., a Delaware corporation, (ii) BGH Holdings, Inc., a Delaware corporation, (iii) Bloch & Guggenheimer, Inc., a Delaware corporation, (iv) Burns & Ricker, Inc., a Delaware corporation, (v) Heritage Acquisition Corp., a Delaware corporation, (vi) Les Produits Alimentaires Jacques Et Fils, Inc., a Quebec corporation, (vii) Maple Grove Farms of Vermont, Inc., a Vermont corporation, (viii) Roseland Distribution Company, a Delaware corporation, (ix) RWBV Acquisition Corp., a Delaware corporation, (x) Trappey's Fine Foods, Inc., a Delaware corporation and (xi) all future subsidiaries of Holdings Corp., and the term "Company" shall be construed accordingly. As used herein, the term "Securities" shall mean the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Warrants and the Options now and hereafter held by any Stockholder, including shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Warrants, the Options and all other securities of Holdings Corp. (or a successor to Holdings Corp.) received on account of ownership of the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Warrants or the Options including, without limitation, all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof. A reference to any class of Securities shall be deemed to include reference to all Securities issued in respect thereof.

         G. The Stockholders and Holdings Corp. wish to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Securities.

                                      Terms
                                      -----

         In consideration of the mutual representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto acknowledge and agree that this Agreement shall amend and supersede in its entirety the Original Shareholders Agreement, and agree as follows:

                                   ARTICLE I

                         REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF HOLDINGS CORP.

         1.1  Representations,   Warranties  and  Covenants  of  Holdings  Corp.
Holdings Corp. represents and warrants to, and covenants and agrees with, each of the Stockholders as follows:

              (a) Holdings Corp. is a corporation validly existing and in good standing under the laws of the State of Delaware.

              (b)  Holdings  Corp.  has  full  corporate   power  and  corporate
authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

              (c) Holdings Corp. has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, and this Agreement constitutes the legal, valid and binding obligation of Holdings Corp., enforceable against Holdings Corp. in accordance with the terms hereof.

              (d) As of the date hereof, the authorized capital stock of Holdings Corp. consists of (i) 250,000 shares of Common Stock, of which 102,499.99 shares are issued and outstanding and (ii) 100,000 shares of preferred stock, par value $0.01 per share (such shares, of any class whether heretofore or hereafter designated, being referred to as "Preferred Stock"), of which (A) 22,000 shares have been designated as Series A Preferred Stock, of which 20,321.31 shares are issued and outstanding, (B) 35,000 shares have been designated as Series B Preferred Stock, of which 12,310.54 shares are issued and outstanding and (C) 25,000 shares have been designated as Series C Preferred Stock, all of which are issued and outstanding. Except as provided in this Agreement, in the foregoing sentence or as set forth in the terms of the capital stock of Holdings Corp., and except for the Warrants and the Options, as of the Closing Date (x) there will be no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from Holdings Corp., or otherwise require Holdings Corp. to issue, any shares of capital stock of Holdings Corp. or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of Holdings Corp.; (y) Holdings Corp. will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; and (z) the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock will constitute all of the outstanding shares of Holdings Corp.'s capital stock.

                                   ARTICLE II

                         REPRESENTATIONS, WARRANTIES AND
                          COVENANTS OF EACH STOCKHOLDER

         2.1 Representations, Warranties and Covenants of Each Stockholder. Each of the Stockholders severally represents and warrants to, and covenants and agrees with, Holdings Corp. that:

              (a) Such Stockholder has full legal right, capacity, power and authority (including the due authorization by all necessary corporate or partnership action in the case of corporate or partnership Stockholders) to enter into this Agreement and to perform such Stockholder's obligations hereunder without the need for the consent of any other person or entity; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof.

              (b) Such Management Stockholder's residence address and social security number are as set forth below such Management Stockholder's signature to this Agreement.

              (c) Such  Stockholder  will not effect a Transfer (as  hereinafter
defined)  of  any  Securities   except  in  compliance  with  the   registration
requirements of the Securities Act of 1933, as amended (the "Securities Act") (and applicable state securities laws) or pursuant to an available exemption therefrom, and, without limiting the foregoing, will not effect a Transfer of any Securities prior to the lapse of such period of time following acquisition thereof as may be required to comply with applicable state securities laws.

         2.2 Legend. The certificates representing the Securities, including certificates issued upon any voluntary or involuntary transfer of such Securities, unless such transfer is pursuant to a registered public offering of the Securities or the conditions specified in Section 2.3 hereof are satisfied, shall bear the following legend in addition to any other legend required under applicable law:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE
         SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO B&G FOODS HOLDINGS CORP., THAT SUCH REGISTRATION IS NOT REQUIRED.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED SECURITIES HOLDERS
         AGREEMENT BY AND AMONG B&G FOODS HOLDINGS CORP. AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF B&G FOODS HOLDINGS CORP. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

         2.3 Provisions Regarding Transfers of Securities. The following provisions shall apply with respect to the Transfer (as hereinafter defined) of any Securities owned by any Management Stockholder, Canterbury Entity or CIT
Entity:

              (a) Except as provided in Sections 3.3 and 5.2 hereof and the provisions set forth below in this Section 2.3, each Management Stockholder, Canterbury Entity and CIT Entity is prohibited from Transferring any of his or its Securities except in the following circumstances: (i) to Permitted Transferees (as hereinafter defined), (ii) pursuant to an Approved Sale (as hereinafter defined) and in accordance with Section 3.2 hereof and (iii) pursuant to an effective registration statement under the Securities Act following exercise of such Stockholder's registration rights under the Registration Rights Agreement (as defined in Article VI); provided, however, that, in the case of any such Transfer, except in the case of an Approved Sale or sale pursuant to an effective registration statement, each such transferee shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it were a party hereto; and provided, further, that no Transfer shall be effected except in compliance with the registration requirements of the Securities Act (and applicable state securities laws) or pursuant to an available exemption therefrom.

              (b) No Transfer shall, in any event, except in the case of an Approved Sale or sale pursuant to an effective registration statement, be made by any Management

Stockholder, Canterbury Entity or CIT Entity unless in connection with such Transfer, the applicable transferee has complied with the terms and provisions of this Agreement. No Management Stockholder, Canterbury Entity, CIT Entity or transferee may effect any Transfer of Securities, whether to a Permitted Transferee or otherwise, unless the transferee executes an agreement pursuant to which such transferee agrees to be bound by the terms and provisions of this Agreement applicable to the transferor (except in the case of an Approved Sale, a sale pursuant to an effective registration statement under the Securities Act or as otherwise specifically provided herein). Any purported Transfer in violation of this covenant shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to Holdings Corp. As used herein, "Transfer" means the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights (including any proxy or similar arrangement (whether or not revocable)) or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

         Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to Holdings Corp. describing the manner and circumstances of the proposed Transfer accompanied, if requested by Holdings Corp., by a written opinion of legal counsel reasonably satisfactory to Holdings Corp., addressed to Holdings Corp. and the transfer agent, if other than Holdings Corp., and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws. Each certificate evidencing the Securities transferred shall bear the legend set forth in Section 2.2, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws.

              (c) As used herein, "Permitted Transferee" shall mean:

                   (i) in the case of any Management Stockholder, (A) Holdings Corp. or any BRS Entity, (B) any spouse or lineal descendant of a Management Stockholder, or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of a Management Stockholder or any of the foregoing persons referred to in this clause (B) (collectively, "Management Stockholder Associates") and (C) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which include only such Management Stockholders and their respective Management Stockholder Associates;

                   (ii) in the case of any Canterbury Entity, (A) any other Canterbury Entity, (B) any Affiliate (as hereinafter defined) of any Canterbury Entity, (C) any member or partner of Canterbury, provided that, in the case of a distribution to Canterbury's members or partners, such distribution shall be made pro rata to all such members or partners in accordance with the terms of its agreement of limited partnership and (D) one or more banks or other financial institutions or entities which are not then in direct competition with Holdings Corp. or any of the Companies, but only if Canterbury is required to make a Transfer of its Securities to such bank or financial institution or entity pursuant to Canterbury's agreement of limited partnership or in connection with any dissolution of Canterbury pursuant to its agreement of limited partnership; and

                   (iii) in the case of any CIT Entity, (A) any other CIT Entity and (B) any Affiliate of any CIT Entity.

              (d) As used herein, "Affiliate" of any person means any person, directly or indirectly, controlling, controlled by or under common control with such person, and includes any person who is an officer, director or employee of such person and any person who would be deemed to be an "affiliate" or an "associate" of such person, as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. As used in this definition, "controlling" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, partnership or other ownership interests, by contract or otherwise).

         2.4 Notation. A notation will be made in the appropriate transfer records of Holdings Corp. with respect to the restrictions on transfer of the Securities referred to in this Agreement.

         2.5 Limitation on Repurchase of Securities. Each Stockholder understands that Holdings Corp. has entered into certain financing agreements which contain prohibitions, restrictions and limitations on the ability of Holdings Corp. to purchase any of the Securities and to pay dividends on the Common Stock and Preferred Stock.

         2.6 Reliance. Each Stockholder acknowledges that Holdings Corp. and each of the other Stockholders is entering into this Agreement in reliance upon such Stockholder's representations and warranties and other covenants and agreements contained herein.

                                  ARTICLE III

                       OTHER COVENANTS AND REPRESENTATIONS

         3.1 Financial Statements and Other Information. So long as BRS, Canterbury or CIT, as the case may be, owns any of the Securities, Holdings Corp. shall deliver to BRS, Canterbury or CIT, as the case may be:

              (a) as soon as practicable and in any event within 30 days after the end of each of the first eleven monthly accounting periods of each fiscal year of Holdings Corp. (other than the monthly accounting periods in which quarterly accounting periods end), monthly reports which shall include the consolidated balance sheets of Holdings Corp. and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of Holdings Corp. and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

              (b) as soon as available and in any event within 45 days after the end of each of the first three quarterly accounting periods of each fiscal year of Holdings Corp., consolidated balance sheets of Holdings Corp. and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of Holdings Corp. and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments; and

              (c) as soon as available and in any event within 90 days after the end of each fiscal year of Holdings Corp., a consolidated balance sheet of Holdings Corp. and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of Holdings Corp. and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation.

         3.2 Sale of Holdings Corp. or any of the Companies.

              (a) If the Board of Directors of Holdings Corp. and holders of at least a majority of Holdings Corp.'s Common Stock then outstanding approve the sale of Holdings Corp. or any of the Companies to an unaffiliated third person (whether by merger, consolidation, reorganization, sale of all or substantially all of its assets or sale of a majority of the outstanding capital stock) (an "Approved Sale"), each Stockholder and his or its transferees (including Permitted Transferees, but excluding transferees who receive such shares of Common Stock unrestricted as to transfer under the Securities Act) ("Transferees") will consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, and will sell all of his or its Securities in such Approved Sale upon the terms and conditions approved by the Board of Directors of Holdings Corp. and the holders of a majority of the Common Stock then outstanding, provided that all Stockholders receive the same form and amounts of consideration per share of the applicable Securities. Each Stockholder and Transferee will take all necessary and desirable actions in connection with the consummation of an Approved Sale.

              (b) The obligations of each of the Stockholders and the Transferees with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale, all of the Stockholders and the Transferees will receive the same form and amount of consideration per share of the applicable Securities, or if any holder of Securities is given an option as to the form and amount of consideration to be received, all Stockholders and Transferees will be given the same option and
(ii) the terms of the Approved Sale shall not include any provisions subjecting a Stockholder or its Transferees to any indemnification obligation or other liability that is beyond the value of the consideration received in the Approved Sale by such Stockholder or Transferees or that is not ratable with respect to all such Stockholders and Transferees.

         3.3 Tag-Along Rights.

              (a) Except in connection with an Approved Sale, each of the BRS Entities covenants and agrees with the other Stockholders and their Transferees and assigns that he, she or it will not effect a Transfer of shares of Common Stock and/or Preferred Stock in, or otherwise participate in, any transaction that constitute a "Significant Transfer" (as hereinafter defined) unless all other Stockholders and their Transferees and assigns (collectively, the
"Tag-Along Rightholders") are offered an equal opportunity (the "Tag-Along Right") to participate in such transaction or transactions on a pro rata basis (based on the number of shares of Common Stock or Preferred Stock outstanding on a fully-diluted basis) and on identical terms. As used herein, a "Significant Transfer" means a Transfer, which either alone or taken together with all prior Transfers by any BRS Entity, to any person or persons other than a BRS Permitted Transferee (as hereinafter defined), aggregate to one-tenth (1/10) or more of the total number of shares of Common Stock or Preferred Stock set forth opposite the name of such Stockholder on Exhibit A hereto. A "BRS Permitted Transferee" shall mean, (A) any other BRS Entity or other Stockholder, (B) any general partner of a BRS Entity (a "BRS Partner") and any corporation, partnership or other entity that is an Affiliate of any BRS Entity or BRS Partner (collectively, "BRS Affiliates"), (C) any managing director, director, general partner, limited partner, officer or employee of any BRS Entity or any BRS Affiliate, or any spouse, lineal descendant, sibling or immediate family member of any BRS Entity or any heir, executor, administrator, testamentary trustee, legatee or beneficiary of a BRS Entity or any of the foregoing persons described in this clause (C) (collectively, "BRS Associates") and (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general and limited partners of which include only BRS Entities, BRS Affiliates or BRS Associates; and

              (b) Prior to any sale of Common Stock and/or Preferred Stock subject to the provisions of Section 3.3(a), the seller (the "Tag-Along Seller") shall notify Holdings Corp. in writing of the proposed sale. Such notice (the "Tag-Along Sale Notice") shall set forth: (i) the number of shares of Common Stock and/or Preferred Stock subject to the proposed sale; (ii) the name and address of the proposed purchaser; and (iii) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. Holdings Corp. shall promptly, and in any event within ten days, mail or hand deliver or cause to be mailed or hand delivered the Tag-Along Sale Notice to the Tag-Along Rightholders. Each Tag-Along Rightholder may exercise the Tag-Along Right by delivery of a written notice (the "Tag-Along Acceptance Notice") to the Tag-Along Seller within fifteen days of the date Holdings Corp. mailed or caused to be mailed the Tag-Along Sale Notice. The Tag-Along
Acceptance Notice shall state the number of shares of Common Stock and/or Preferred Stock that the Tag-Along Rightholder proposes to include in the proposed sale. If no Tag-Along Acceptance Notice is received during the fifteen-day period referred to above, the Tag-Along Seller shall have the right for a 90-day period to effect the proposed sale of shares of Common Stock and/or Preferred Stock on terms and conditions no more favorable than those stated in the Tag-Along Sale Notice. Any Stockholder delivering a Tag-Along Acceptance Notice shall participate in the proposed transaction as set forth in Section 3.3(a). Concurrently with the consummation of the Significant Transfer, the Tag-Along Seller shall (i) notify each Tag-Along Rightholder who has delivered a Tag-Along Acceptance Notice (an "Accepting Tag-Along Holder"), (ii) remit to the Accepting Tag-Along Holder the aggregate consideration for the shares of Common Stock and/or Preferred Stock to be sold by the Accepting Tag-Along Holders in the Significant Transfer as contemplated pursuant to Section 3.3(a) hereof, and
(iii) furnish such other evidence of the completion and time of completion of the Significant Transfer and the terms thereof as may be reasonably requested by the Accepting Tag-Along Holders.

              (c) (i) Notwithstanding the other requirements of this Section 3.3, a Tag-Along Seller may sell Common Stock and/or Preferred Stock at any time without complying with the requirements of Section 3.3(b) so long as the Tag-Along Seller deposits into escrow with a nationally recognized financial institution at the time of sale that amount of consideration received in the sale equal to the "Escrow Amount." As used herein, the "Escrow Amount" shall equal that amount of consideration that all Tag-Along Rightholders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Tag-Along Rightholder (A) delivered a Tag-Along Acceptance Notice to the Tag-Along Seller in the time period set forth in Section 3.3(b) and (B) proposed to include all of her, his or its shares of Common Stock and/or Preferred Stock in such sale.

                   (ii) The Tag-Along Seller shall notify Holdings Corp. in writing of the proposed sale pursuant to this Section 3.3(c) no later than the date of such sale. Such notice (the "Escrow Notice") shall set forth the information required in the Tag-Along Sale Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account. Holdings Corp. shall promptly, and in any event within ten days, mail or cause to be mailed the Escrow Notice to each Tag-Along Rightholder. Such Tag-Along Rightholder may exercise the Tag-Along Right by delivery to the Tag-Along Seller, within fifteen days of the date Holdings Corp. mailed or caused to be mailed the Escrow Notice, of (A) a written notice specifying the number of shares of Common Stock and/or Preferred Stock it proposes to sell and (B) the certificates for such Common Stock and/or Preferred Stock, with stock powers duly endorsed in blank and with signatures guaranteed.

                   (iii) Promptly after the expiration of the fifteenth day after Holdings Corp. has mailed or caused to be mailed the Escrow Notice, (A) the Tag-Along Seller shall purchase that number of shares of Common Stock and/or Preferred Stock as the Tag-Along Seller would have been required to include in the sale had the Tag-Along Seller complied with the provisions of Section 3.3(b), (B) all shares of Common Stock and/or Preferred Stock not required to be purchased by the Tag-Along Seller shall be returned to the Tag-Along Rightholders thereof and (C) all funds and other consideration held in escrow shall be released to the Tag-Along Seller. If the Tag-Along Seller received consideration other than cash in his, her or its sale, the Tag-Along Seller shall purchase the shares of Common Stock and/or Preferred Stock tendered by paying to the Tag-Along Rightholders the same non-cash consideration and cash in the same proportion as received by the Tag-Along Seller in the sale. The Tag-Along Seller shall pay all costs and expenses of the escrow agent, and any interest on the Escrow Amount shall accrue to the benefit of Holdings Corp.

              (d) The Tag-Along Rights provided pursuant to this Section 3.3 shall terminate upon an Initial Public Offering or upon a distribution by BRS upon its liquidation of all the Securities to its partners. An "Initial Public Offering" shall mean the sale by Holdings Corp. pursuant to an effective registration statement under the Securities Act of Common Stock for gross offering proceeds of at least $20 million.

         3.4 Covenant Not to Compete. Each Management Stockholder hereby agrees that during the term of his employment by any of the Companies and for a period of six (6) months after the Management Stockholder has incurred a Termination Date (as defined in Section 5.3(a)) for any reason other than termination without Cause (as defined in Section 5.1) (the "Restriction Period"), such Management Stockholder shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as an officer, director, employee, consultant, stockholder, partner or otherwise with, any component of a business which at any relevant time during such period directly or indirectly competes with any of the Companies or their Affiliates in the Covered Business (as hereafter defined) in the States of California, Delaware, Maryland, Michigan, New Jersey, New York or Vermont or any other state in the United States in which any of the Companies or their Affiliates are conducting business during the term of his employment. For purposes hereof, the term "Covered Business" shall mean the purchase, manufacture, marketing or selling of the products and the raw materials with respect to such products as to which the Management Stockholder has assisted the Companies or their Affiliates in purchasing, manufacturing, marketing or selling during the term of the employment of the Management Stockholder, together with any use or modification of any such products for the same, new or additional purposes or applications. The restrictive covenant contained in this Section 3.4 is a covenant independent of any other provision of this Agreement, and the existence of any claim which such Management Stockholder may allege against any of the Companies, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant. Each of the Management Stockholders agrees that a breach by him of this Section 3.4 shall cause irreparable harm to the Companies and their Affiliates and that the Companies' and Holdings Corp.'s remedies at law for any breach or threat of breach by any of the Management Stockholders of the provisions of this Section 3.4 shall be inadequate, and that the Companies or Holdings Corp. shall be entitled to an injunction or injunctions to prevent breaches of this Section 3.4 and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which the Companies may be entitled at law or in equity. The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which any of the Companies seeks to enforce this covenant. In the event that this covenant not to compete shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court in such action.

         3.5 Preemptive Rights. Except for Exempt Issuances (as defined below), if Holdings Corp. issues any equity securities or any securities containing options or rights to acquire any equity securities or any securities convertible or exchangeable for equity securities in each case, after the date hereof to any person (the "Offeree"), Holdings Corp. will offer to sell to each Stockholder, a number of such securities ("Offered Shares") so that the Ownership Ratio (as defined below) immediately after the issuance of such securities for each Stockholder would be equal to the Ownership Ratio for such Stockholder immediately prior to such issuance of securities. Holdings Corp. shall give each Stockholder at least 30 days prior written notice of any proposed issuance, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance (the "Issuance Notice"). Each Stockholder will be entitled to purchase such securities at the same price, on the same terms, and at the same time as the securities are issued to the Offeree by delivery of written notice to Holdings Corp. of such election within 15 days after delivery of the Issuance Notice (the "Election Notice"). If any of the Stockholders have elected to purchase any Offered Shares, the sale of such shares shall be consummated as soon as practical (but in any event within 10 days) after the delivery of the Election Notice. In the event any Stockholder elects not to exercise its rights pursuant to this Section 3.5, no other Stockholder shall have the right to purchase the securities offered to such Stockholder. This
Section 3.5 will terminate automatically, and be of no further force and effect, upon the consummation of an Initial Public Offering. As used herein, the term "Exempt Issuances" mean (i) the issuance of equity securities pursuant to the conversion or exercise of convertible or exercisable securities, (ii) the issuance or sale of up to ten percent (10%) of equity securities or options or warrants therefor (on a fully diluted basis and after giving effect to such issuance or sale) to service providers of Holdings Corp. or its subsidiaries for the primary purpose of soliciting or retaining their services or employment, or otherwise providing compensation to such person, (iii) the issuance of securities (other than to Affiliates of Holdings Corp.) in connection with a bona fide business acquisition of or by Holdings Corp. or its subsidiaries, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise and (iv) the issuance of up to ten percent (10%) of securities (on a fully diluted basis and after giving effect to such issuance) to persons (other than Affiliates of Holdings Corp.) with which Holdings Corp. or its subsidiaries have bona fide business relationships, provided such issuances are for other than equity financing purposes. As used herein, the term "Ownership Ratio" means, as to a Stockholder at the time of determination, the percentage obtained by dividing the amount of shares of Common Stock held by such Stockholder on a fully diluted basis at such time by the aggregate amount of shares of Common Stock held by all shareholders of Holdings Corp. on a fully diluted basis at such time.

                                   ARTICLE IV

                                CORPORATE ACTIONS

         4.1 Directors. (a) Each Stockholder and Permitted Transferee agrees that it shall take, at any time and from time to time, all action necessary (including voting the Common Stock owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of Holdings Corp. is composed at all times of such number of persons as the Board of Directors shall determine and that the Board of Directors shall be composed of at least the following persons: one individual designated by the Management Stockholders holding a majority of the Common Stock owned by the Management Stockholders (who shall be, subject to the rights of the Management Stockholders under Section 4.2, David L. Wenner for so long as he is President of B&G Foods, Inc., a Delaware corporation); one individual designated by Canterbury (until the later of (i) the date on which the Canterbury Entities cease to own at least 50% of the Series C Preferred Stock and 50% of the Warrants set forth opposite their names on Exhibit A hereto and (ii) 455 days from the date hereof); and three individuals designated by BRS (so long as the BRS Entities continue to own at least 50% of the Common Stock set forth opposite their names on Exhibit A hereto).

              (b) In accordance with the procedures established in Section 228 of the Delaware General Corporation Law, the Stockholders, being all of the shareholders of Holdings Corp. entitled to vote, do hereby dispense with the formality of a meeting and approve and ratify the election of the following persons as the directors of Holdings Corp. to hold office until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified or until resignation, removal or death as provided in the Bylaws of Holdings Corp. and this Agreement:

                           Harold O. Rosser II
                           Stephen C. Sherrill
                           Walker Simmons
                           David L. Wenner
                           Patrick N. W. Turner

         4.2 Right to Remove Certain of Holdings Corp.'s Directors. Each of BRS, Canterbury and the Management Stockholders holding a majority of the Common Stock owned by the Management Stockholders, as the case may be, may request that any director designated by it be removed (with or without cause) by written notice to the other Stockholders, and, in any such event, each Stockholder shall promptly consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by it for the removal of such person as a director. In the event any person ceases to be a director, such person shall also cease to be a member of any committee of the Board of Directors of Holdings Corp.

         4.3 Right to Fill Certain Vacancies in Holdings Corp.'s Board. In the event that a vacancy is created on Holdings Corp.'s Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by BRS, Canterbury or the Management Stockholders holding a majority of the Common Stock owned by the

Management Stockholders, as the case may be, or if otherwise there shall exist or occur any vacancy on Holdings Corp.'s Board of Directors in a directorship subject to designation by BRS, Canterbury or the Management Stockholders holding a majority of the Common Stock owned by the Management Stockholders, as the case may be, such vacancy shall not be filled by the remaining members of Holdings Corp.'s Board of Directors, but each Stockholder hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by BRS, Canterbury or the Management Stockholders holding a majority of the Common Stock owned by the Management Stockholders, as the case may be.

         4.4 Subsidiaries Governance. Each Stockholder agrees that the board of directors of each of the Companies shall be comprised of one individual designated by BRS (so long as the BRS Entities continue to own at least 50% of the Common Stock set forth opposite their names on Exhibit A hereto). Each Stockholder agrees to vote all of its Securities and to cause its representatives on the Board of Directors of Holdings Corp., subject to their fiduciary duties, to vote and take other appropriate action to effectuate the agreement set forth in this Sections 4.4 in respect of each of the Companies.

         4.5 Management Rights of BRS. For so long as the BRS Entities own in the aggregate at least 2% of the outstanding Common Stock on a fully diluted basis and there has not been an Initial Public Offering:

              (a) Right of Consultation. BRS shall have the right, and Holdings Corp. shall cause each of the Companies to grant to BRS the right, to consult with and advise the management of Holdings Corp. and its subsidiaries, at any time or from time to time, on all matters relating to the operation of Holdings Corp. and its subsidiaries, including, without limitation, significant changes in management personnel and compensation or employee benefits, the introduction of new products or new lines of business, important acquisitions or dispositions of plant and equipment, significant research and development programs, the purchase or sale of important patents, trademarks, licenses and concessions, and the proposed compromise of any significant litigation.

              (b) Observation Rights. BRS shall have the right, and Holdings Corp. shall cause each of the Companies to grant to BRS the right, to have its representatives (in addition to its representatives that are directors) attend meetings of the Board of Directors (and committees thereof) of Holdings Corp. and each of the Companies. Holdings Corp. shall give, or shall cause each of the Companies to give, as appropriate, to BRS (i) at least three days' notice of each regular meeting of the Board of Directors of Holdings Corp. and each of the Companies, (ii) such notice as is necessary under the circumstances to enable BRS's representatives to attend each special or emergency meeting of the Board of Directors of Holdings Corp. and each of the Companies, (iii) on or prior to the date of each meeting of the Board of Directors of Holdings Corp. and each of the Companies all information given to the directors at such meeting and (iv) within 90 days following each meeting of the Board of Directors of Holdings Corp. and each of the Companies, copies of the minutes of such meeting.

              (c) Inspection and Access. In addition to the reporting requirements set forth in Section 3.1 hereof, Holdings Corp. shall provide to BRS Entities true and correct copies of all quarterly and annual financial reports of each of the Companies and budgets prepared by or on behalf of Holdings Corp. and of each of the Companies, and such other documents, reports, financial data and other information as BRS Entities may reasonably request. Holdings Corp. shall permit any authorized representatives designated by BRS Entities to visit and inspect any of the properties of Holdings Corp. or any of its subsidiaries, including its and their books of account (and to make copies and take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers and their current and prior independent public accountants (and by this provision Holdings Corp. authorizes such accountants to discuss with such representatives the affairs, finances and accounts of Holdings Corp. and its subsidiaries, whether or not a representative of Holdings Corp. is present), all at such reasonable times and as often as BRS Entities may reasonably request.

         4.6 Management Rights of Canterbury. For so long as the Canterbury Entities own in the aggregate at least 2% of the outstanding Common Stock on a fully diluted basis and there has not been an Initial Public Offering, Canterbury shall have the right, and Holdings Corp. shall cause each of the Companies to grant to Canterbury the right, to have its representatives (in addition to its representative that is a director) attend meetings of the Board of Directors (and committees thereof) of Holdings Corp. and each of the Companies. Holdings Corp. shall give, or shall cause each of the Companies to give, as appropriate, to Canterbury (i) at least three days' notice of each regular meeting of the Board of Directors of Holdings Corp. and each of the Companies, (ii) such notice as is necessary under the circumstances to enable Canterbury's representatives to attend each special or emergency meeting of the Board of Directors of Holdings Corp. and each of the Companies, (iii) on or prior to the date of each meeting of the Board of Directors of Holdings Corp. and each of the Companies all information given to the directors at such meeting and (iv) within 90 days following each meeting of the Board of Directors of Holdings Corp. and each of the Companies, copies of the minutes of such meeting.

         4.7 Confidentiality.

              (a) Each Stockholder hereby agrees that Confidential Information (as defined below) has been and will be made available to him or it in connection with such Stockholder's interest in Holdings Corp. and its subsidiaries. Each Stockholder agrees that he or it will not use the Confidential Information in any way that is reasonably likely to result in a material detriment to the business of Holdings Corp. and its subsidiaries. Each Stockholder further acknowledges and agrees that he or it will not disclose any Confidential Information to any person; provided that Confidential Information may be disclosed (i) to such Stockholder's Representatives (as defined below) in the normal course of the performance of their duties, (ii) to the extent required by applicable statute, law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Stockholder is subject) or by generally accepted accounting principles, (iii) to any third party to whom such Stockholder is contemplating a transfer of his or its Securities, provided that such transfer would not be in violation of the provisions of this Agreement and as long as such third party is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to Holdings Corp. and substantially similar to the provisions hereof or (iv) if the prior consent of the Board of Directors of Holdings Corp. shall have been obtained. Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against Holdings Corp. or any Stockholder.

              (b) "Confidential Information" means any information concerning Holdings Corp., its financial condition, business, subsidiaries, operations or prospects in the possession of or to be furnished to any Stockholder in his or its capacity as a shareholder of Holdings

Corp. or by virtue of his or its present or former position as, or right to designate, a director of Holdings Corp.; provided that the term "Confidential Information" does not include information which (a) was or becomes generally available publicly other than as a result of a disclosure by a Stockholder or his or its partners, directors, officers, employees, agents, counsel, investment advisers, accountants, consultants or representatives (all such persons being collectively referred to as "Representatives") in violation of this Section 4.7 or (b) was or becomes available to such Stockholder on a nonconfidential basis from a source other than Holdings Corp., any regulatory entity or a Stockholder or his or its Representatives, provided that such source is or was (at the time of receipt of the relevant information) not, to the best of such Stockholder's knowledge, bound by a confidentiality agreement with Holdings Corp. or another person.

                                   ARTICLE V

                     ADDITIONAL RESTRICTIONS ON TRANSFERS OF
                   SECURITIES HELD BY MANAGEMENT STOCKHOLDERS

         5.1 Certain Definitions. The terms defined below shall have the following meanings when used in this Article V:

              (a) "Accumulated Dividends" mean, with respect to any share of Preferred Stock, the dividends that have accumulated on such share as of such specific date for dividend periods ending on or prior to such date and that have not previously been paid in cash;

              (b) "Adjusted Cost Price" for each share of Common Stock or Preferred Stock means the lower of (i) the relevant Fair Market Value Price and
(ii) the original purchase price per share for the Management Stockholder's Common Stock or Preferred Stock, as the case may be (adjusted for any stock dividend payable upon, or subdivision or combination of, the Common Stock or Preferred Stock, as the case may be);

              (c) "Cause", when used in connection with the termination of a Management Stockholder's employment with any of the Companies, means that the Management Stockholder shall have, in the judgment of a majority of the board of directors of the relevant Company: (i) committed a felony, or committed an act of fraud, embezzlement or theft in connection with his duties with such Company or in the course of his employment with such Company; (ii) wrongfully caused significant damage to property of such Company; (iii) engaged in conduct which constitutes a material violation of published corporate policy of such Company,
(iv) been convicted of a criminal offense (whether felony or a misdemeanor) the nature of which renders him unfit to serve in his present capacity with such Company; or (v) persistently failed to adequately perform his duties and responsibilities assigned in connection with his employment with such Company by either the board of directors or a superior executive officer of such Company, provided that in the case of Leonard S. Polaner such duties and responsibilities shall be determined by the Board of Directors of Holdings Corp. and shall not require Mr. Polaner to devote more than 100 days per year to the performance of such duties and responsibilities (and it is understood that Mr. Polaner has other responsibilities and conflicts that may require reasonable reconciliation with his duties and responsibilities to the Companies; provided that, the foregoing considerations in no way shall limit Mr. Polaner's obligations under
Section 3.4 hereof);

              (d) "Consolidated Net Earnings" mean, for any period, the consolidated net income of Holdings Corp. during such period determined in accordance with generally accepted accounting principles, but excluding therefrom all extraordinary and/or nonrecurring items of income or loss;

              (e) "EBITDA" means, for any period,  an amount equal to the sum of
(i) the Consolidated Net Earnings of Holdings Corp. for such period, plus (ii) all amounts deducted in the computation thereof on account of (a) taxes, (b) amortization and depreciation and (c) Interest Charges;

              (f) "Fair Market Value Price" for each share of Common Stock or Preferred Stock at any particular date of determination means (i) in the case of the Common Stock, the price per share for the Management Stockholder's Common Stock based on (a) multiplying Holdings Corp.'s EBITDA during the 12 full calendar months immediately preceding such date by the number six (6), (b) subtracting from the product obtained pursuant to clause (a) all Indebtedness for Borrowed Money of Holdings Corp. and its subsidiaries outstanding on such date and the aggregate liquidation preference (plus accrued and unpaid dividends) of all shares of Preferred Stock of Holdings Corp. and its subsidiaries outstanding on such date and (c) dividing the difference of the foregoing clauses (a) and (b) (such difference being referred to herein as the "Enterprise Value") by the total number of outstanding shares of Common Stock; provided, that if any of the Common Stock is traded on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. Automated Quotation System, then the "Fair Market Value Price" shall equal for each share of Common Stock the closing price per common share on such exchange, or as so quoted, on the Management Stockholder's Termination Date; and (ii) in the case of the Preferred Stock, the lesser of (a) the Liquidation Preference (plus an amount equal to a pro rated dividend from the end of the last dividend period to the particular date of determination) of each share of Preferred Stock and (b) the price per share for the Management Stockholder's Preferred Stock calculated by dividing the Enterprise Value (calculated without deducting the aggregate Liquidation Preference of the outstanding Preferred Stock) by the number of outstanding shares of Preferred Stock;

              (g) "Indebtedness" includes all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; and (iv) obligations to reimburse issuers of any letters of credit;

              (h) "Indebtedness for Borrowed Money" means (i) all Indebtedness of Holdings Corp. and its subsidiaries for borrowed money, whether current or funded, or secured or unsecured, (ii) all Indebtedness of Holdings Corp. and its subsidiaries for the deferred purchase price of property or services represented by a note or other security, (iii) all Indebtedness of Holdings Corp. and its subsidiaries created or arising under any conditional sale or other title retention agreement with respect to property acquired by Holdings Corp. or its subsidiaries (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Indebtedness of Holdings Corp. and its subsidiaries secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which Holdings Corp. or its subsidiaries are liable as lessee, (vi) any liability of Holdings Corp. or its subsidiaries in respect of banker's acceptances or letters of credit, and (vii) all Indebtedness referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above which is directly or indirectly guaranteed by Holdings Corp. or any of its subsidiaries or which Holdings Corp. or any of its subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss;

              (i) "Interest Charges" mean, for any period, the expenses of Holdings Corp. and its subsidiaries for such period for interest on Indebtedness (including the current portion thereof) and for commitment fees, agency fees, facility fees, balance deficiency fees and similar expenses in connection with the borrowing of money;

              (j) "Liquidation Preference" means, on any specific date, with respect to any share of Preferred Stock, the sum of (i) the original purchase price per share of the Preferred Stock plus (ii) the Accumulated Dividends with respect to such share; and

              (k) "Purchase Option Period" means, as to a particular Management Stockholder, (i) in the event such Management Stockholder does not incur a Termination Date (as defined in Section 5.3(a)) on or prior to the fifth anniversary of the date on which such Management Stockholder acquired or shall have acquired the subject share(s) of Common Stock or Preferred Stock (the "Acquisition Date"), the period beginning on the Acquisition Date and ending on (and including) the fifth anniversary of the Acquisition Date, and (ii) in the event such Management Stockholder incurs a Termination Date on or prior to the fifth anniversary of the Acquisition Date, the period beginning on the Acquisition Date and ending on (and including) the date which is 165 days after the later of such Termination Date or the date Holdings Corp. receives the notice of termination of such Management Stockholder referred to in Section 5.3(a).

         5.2 Restrictions on Transfer. In addition to complying with the conditions to Transfer imposed by Section 2.3, and notwithstanding anything to the contrary contained herein, during the Purchase Option Period, no Management Stockholder nor his Permitted Transferees shall effect a Transfer of any Securities other than (i) pursuant to Section 3.2 in connection with an Approved Sale, (ii) pursuant to Section 3.3 in connection with the exercise of Tag-Along Rights, (iii) pursuant to the Registration Rights Agreement (as defined in
Article VI), (iv) pursuant to Section 5.3 in connection with the Purchase Option (as hereinafter defined), (v) with the consent of Holdings Corp. (as evidenced by a resolution duly adopted by at least a majority of the non-employee members of Holdings Corp.'s Board of Directors) or (vi) to a Permitted Transferee of the Management Stockholder in question. Following the Purchase Option Period, each Management Stockholder and his Permitted Transferees agree that none of them will effect a Transfer of any Securities without first complying with the provisions of Section 5.4 hereof, if then in effect.

         In exercising the consent and approval provided for in clause (v) above, Holdings Corp. may employ its sole discretion in evaluating the nature of the proposed transferee and Holdings Corp. may impose such conditions on Transfer as it deems appropriate in its sole discretion, including, but not limited to, requirements that the transferee be an employee of Holdings Corp. or its subsidiaries and that the transferee purchase the Management Stockholder's (or his Permitted

Transferee's) Securities as a "Management Stockholder" subject to the restrictions of this Agreement and, in particular, Section 2.3 and this Article
V. In the event any Transfer is authorized pursuant to clause (v) above to an employee of Holdings Corp. or its subsidiaries as a "Management Stockholder," such employee shall execute an agreement, in form and substance satisfactory to Holdings Corp., pursuant to which such employee shall agree to be bound by the terms and conditions of this Agreement and such other provisions as Holdings Corp. may determine, and upon such execution such employee shall be entitled to the benefit of such provisions hereof and such other provisions as Holdings Corp. determines and are set forth in such agreement. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferees shall have no rights or privileges in or with respect to Holdings Corp. Notwithstanding the foregoing provisions, each Management Stockholder agrees that he will not effect a Transfer of any Securities prior to the lapse of such period of time following acquisition thereof as may be required to comply with applicable state securities laws.

         5.3 Purchase Option.

              (a) General Terms. In the event that on or prior to the fifth anniversary of the Acquisition Date, any Management Stockholder shall cease to be employed by any of the Companies for any reason (including, but not limited to, death, temporary or permanent disability, retirement, resignation or termination by such Company with or without Cause), other than by reason of a leave of absence approved by such Company, such Management Stockholder or such Management Stockholder's Permitted Transferees (or, in the case of death, his or their estate) shall give prompt notice to Holdings Corp. of such termination of employment, and Holdings Corp., or one or more designee(s) selected by a majority of the members of the Board of Directors of Holdings Corp., shall have the right and option (the "Purchase Option") at any time within 120 days after the later of the effective date of such termination of employment (the "Termination Date") or the date of Holdings Corp.'s receipt of the aforesaid notice, to purchase from such Management Stockholder, or such Management Stockholder's Permitted Transferees, as the case may be, any or all of the Securities then owned by such Management Stockholder and such Management Stockholder's Permitted Transferees at the Option Purchase Price (as hereinafter defined). Holdings Corp. or its designee(s) shall give notice to the terminated Management Stockholder (or such Management Stockholder's Permitted Transferees) of its intention to purchase the Securities not later than within 120 days after the later of the Termination Date or the date of Holdings Corp.'s receipt of the aforesaid notice. The Termination Date for a Permitted Transferee shall be the Termination Date with respect to the Management Stockholder who first acquired the Securities held by such Permitted Transferee.

                   (i) Exercise of Purchase Option. The Purchase Option shall be exercised by written notice to the terminated Management Stockholder and Permitted Transferees signed by an officer of Holdings Corp. on behalf of Holdings Corp. or by its designee(s), as the case may be, prior to the end of the 120-day period. Such notice shall set forth the number of shares of Common Stock and Preferred Stock desired to be purchased and shall set forth a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such notice is sent. At such closing, the seller shall deliver the certificates evidencing the number of shares of Common Stock and Preferred Stock to be purchased by Holdings Corp. and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to Holdings Corp. and/or its designee(s) good title to the Securities to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this

Agreement, and concurrently with such delivery, Holdings Corp. and/or its designee(s) shall deliver to the seller the full amount of the Option Purchase Price for such Securities in cash or by certified or bank cashier's check.

                   In the event that Holdings Corp. (or its designee(s)) does not send the notice described above within such 120-day period or does not exercise the Purchase Option with respect to all of the Securities subject to the Purchase Option, Holdings Corp. (or if Holdings Corp. fails to give such notice, the terminated Management Stockholder) shall give notice of such failure to the other Stockholders, and the other Stockholders shall thereupon have the right and option to purchase the Securities not to be purchased by Holdings Corp. (or its designee(s)) and may give notice of such intention at any time not later than 45 days after the date on which the notice is sent to the other Stockholders. The notice to the Stockholders shall set forth the number and kind of Securities available for purchase by such Stockholders and the applicable purchase prices.

                   If the other Stockholders elect to purchase an aggregate number of Common Stock and/or Preferred Stock in excess of the number of Common Stock and/or Preferred Stock that are ultimately determined to be available for purchase by them, such Common Stock and/or Preferred Stock shall be allocated among the other Stockholders who desire to purchase such Common Stock and/or Preferred Stock in proportion to the number of Common Stock and/or Preferred Stock (on a fully diluted basis) owned by each of them; provided that no such other Stockholder shall become bound to purchase a number of offered Common Stock and Preferred Stock greater than the number of shares of such Common Stock and/or Preferred Stock it or he had elected to purchase. If the foregoing allocation procedure does not allocate all the Common Stock and/or Preferred Stock (because one or more Stockholders would otherwise have been allocated more than the number of shares of Common Stock and/or Preferred Stock it or he elected to purchase), then the remaining such shares of Common Stock and/or Preferred Stock shall be allocated among the other Stockholders who desire to purchase such Common Stock and/or Preferred Stock in proportion to the number of shares of Common Stock and/or Preferred Stock (on a fully diluted basis) owned by each of them, and such allocation procedure shall continue until all such Common Stock and/or Preferred Stock shall have been allocated. Promptly upon determining the number and kind of shares of Common Stock and/or Preferred Stock which each purchasing Stockholder will purchase and the purchase prices therefor, Holdings Corp. shall send notices thereof to the terminated Management Stockholder and each of the purchasing Stockholders. Such notices shall also set forth a time and place of closing for the purchases by the other Stockholders, which closing shall be no earlier than 10 days and no later than 60 days after the date such notices are sent.

                   (ii) Option Purchase Price. If the Management Stockholder shall be terminated by any of the Companies without Cause or shall cease to be employed by any of the Companies by reason of death or temporary or permanent disability, the "Option Purchase Price" for the Common Stock and/or Preferred Stock to be purchased from such Management Stockholder or such Management Stockholder's Permitted Transferees pursuant to the Purchase Option (such number of shares of Common Stock and/or such number of shares of Preferred Stock, each being referred to as the "Purchase Number") shall equal the price calculated as set forth in the table below opposite the applicable Termination Date of such Management Stockholder:

                                       Option
If the Termination Date Occurs:        Purchase Price
------------------------------         --------------

On or prior to the first anniversary   Adjusted Cost Price  multiplied by
of the Acquisition  Date               the Purchase  Number


After the first anniversary of the     Adjusted Cost Price  multiplied by
Acquisition  Date, and on or prior     80% of the Purchase  Number,  plus Fair
to the second  anniversary of the      Market Value Price multiplied by 20%of
Acquisition  Date                      the Purchase Number


After the second  anniversary of the   Adjusted Cost Price multiplied by 60% of
Acquisition Date, and on or prior to   the Purchase Number, plus Fair Market
the third anniversary of the           Value Price multiplied by 40% of the
Acquisition Date                       Purchase Number


After the third anniversary of the     Adjusted Cost Price multiplied by 40% of
Acquisition Date, and on or prior      the Purchase Number, plus Fair Market
to the fourth anniversary of the       Value Price multiplied by 60% of the
Acquisition Date                       Purchase Number


After the fourth anniversary of the    Adjusted Cost Price multiplied by 20% of
Acquisition Date, and on or prior      the Purchase Number, plus Fair Market
to the fifth anniversary of the        Value Price multiplied by 80% of the
Acquisition Date                       Purchase Number

After the fifth anniversary of the     Fair Market Value Price multiplied by
Acquisition Date                       the Purchase Number


                   Notwithstanding anything to the contrary contained herein, if the Management Stockholder shall cease to be employed by any of the Companies for any reason other than those set forth in the first sentence of this Section 5.3(a)(ii) (including, but not limited to, termination for Cause), the Option Purchase Price for all shares of Common Stock and/or Preferred Stock to be purchased from the Management Stockholder (and such Management Stockholder's Permitted Transferees) pursuant to the Purchase Option shall equal the Adjusted Cost Price multiplied by the Purchase Number.

                   The Purchase  Option will lapse upon the earliest to occur of
(i) the expiration of the Purchase Option Period with respect to all Securities held by Management Stockholders, (ii) the 180th day following an Initial Public Offering and (iii) a transfer of Securities by BRS as to which Tag-Along Rights apply, but only with respect to Securities sold pursuant to such Tag-Along Rights.

                   (iii) Sale In Public Offering. Common Stock sold pursuant to an effective registration statement under the Securities Act will be sold free of the restrictions contained in this Article V, but this Article V shall continue to apply in accordance with its terms to all Common Stock not sold in such offering. If less than all of a Management Stockholder's shares of Common Stock are sold in such an offering, for purposes of any subsequent calculation hereunder of the Option  Purchase Price for the Common Stock,  the Option  Purchase Price for
the Common Stock shall equal: (a) the Adjusted Cost Price multiplied by the product of the Adjusted Cost Price Percentage and the Adjusted Purchase Number (as hereinafter defined); plus (b) the Fair Market Value Price multiplied by the product of the Fair Market Value Price Percentage and the Adjusted Purchase Number, less (c) the product of the Publicly-Sold Stock (as hereinafter defined) and the Fair Market Value Price, where: (w) "Publicly-Sold Stock" means the total number of shares of Common Stock previously sold by the respective Management Stockholder in a public offering, (x) "Adjusted Purchase Number"
means the sum of the Purchase Number and the Publicly-Sold Stock, (y) "Fair Market Value Price Percentage" means 20% multiplied by the number of full years elapsed since the Closing Date, and (z) "Adjusted Cost Price Percentage" means 100% minus the Fair Market Value Price Percentage. Notwithstanding the foregoing, the Option Purchase Price for the Common Stock at all times shall equal or exceed the product of the Adjusted Cost Price and the Purchase Number.

         5.4 Right of First Refusal on Transfer of Management Stockholder Securities.

              (a) Right of First Refusal. In the event that any time after the expiration of the Purchase Option Period, a Management Stockholder (or his Permitted Transferees) receives a bona fide offer (a "Transfer Offer") to purchase any or all of the Securities (the "Transfer Securities") then owned by the Management Stockholder (or his Permitted Transferees) from any person (the "Offeror") which the Management Stockholder (or his Permitted Transferees) wishes to accept, then the Management Stockholder (and his Permitted Transferees) shall give Holdings Corp. and the other Stockholders written notice thereof ("Transfer Notice"), which Transfer Notice shall state in reasonable detail all material terms of such proposed sale or other transfer, the identity of the Offeror, the price or other consideration for which the Securities are proposed to be sold or transferred, and the number of Securities to be sold or transferred, and shall also contain an irrevocable offer to sell the Transfer Securities to Holdings Corp. at the price and on the terms contained in the Transfer Offer. After its receipt of the Transfer Notice, Holdings Corp. and/or its designee(s) shall have the right and option to purchase all, but not less than all (unless other Stockholders purchase the remainder), of the Transfer Securities at the price and on the terms of the Transfer Offer set forth in the Transfer Notice. Within 45 days after receipt of the Transfer Notice, Holdings Corp. and/or its designee(s) shall notify such Management Stockholder (or his Permitted Transferees) whether or not it wishes to purchase the Transfer Securities and, if so, indicating the number of Transfer Securities desired to be purchased.

              In the event that Holdings Corp. and/or its designee(s) does not elect to purchase all such Transfer Securities, the selling Management Stockholder (or his Permitted Transferees) shall give notice of such failure to the other Stockholders, and the other Stockholders shall thereupon have the right and option to purchase in the aggregate all, but not less than all, the Transfer Securities not to be purchased by Holdings Corp. and/or its designee(s) and may give notice to the selling Management Stockholder (or his Permitted Transferees) (with a copy to Holdings Corp.) of such intention at any time not later than 45 days after the date on which such notice is sent by the selling Management Stockholder (or his Permitted Transferees) to such other Stockholders. Each electing Stockholder's notice shall indicate the number of Transfer Securities it desires to purchase. If the other Stockholders elect to purchase an aggregate number of Transfer Securities in excess of the number of Transfer Securities which Holdings Corp. and/or its designee(s) did not elect to purchase, the Transfer Securities shall be allocated among the other Stockholders who desire to purchase such Transfer Securities in accordance with the allocation provisions which are set forth in Section 5.3(a)(i). Promptly upon determining the number of the selling Management Stockholder's

Securities which each purchasing Stockholder will purchase and the purchase price therefor, Holdings Corp. shall send notices thereof to the selling Management Stockholder and each of the purchasing Stockholders.

              (b) Exercise and Nonexercise of Right of First Refusal. Exercise of the option provided for in Section 5.4(a) shall be effected by the giving of written notice to the Management Stockholder (and his Permitted Transferees) by Holdings Corp. (on its own behalf and/or on behalf of its designee(s), as the case may be), signed by an officer of Holdings Corp., and, if applicable, the other Stockholders, prior to the end of the period during which the option is exercisable (and such notice shall be effective when given). If Holdings Corp. or Holdings Corp. and the other Stockholders in the aggregate elect to purchase all of the Transfer Securities, the closing of the purchase and sale of the Transfer Securities pursuant to any such option exercise shall be held at such place and such date to be established by Holdings Corp. in the later of its notice to the selling Management Stockholder in response to the Transfer Notice and its notice to the other Stockholders of the allocation of the number of Transfer Securities which such Stockholders are to purchase, which in no event shall be earlier than 10 days or later than 60 days from the date of such notice.

              In the event Holdings Corp. and/or its designees and the other Stockholders fail to exercise the purchase option provided for in Section 5.4(a), then, subject to the other provisions of this Agreement, for a period of 30 days, the Transfer Securities may be sold or transferred by or an behalf of the Management Stockholder (or his Permitted Transferees) to the Offeror specified in the Transfer Notice at a price not less than the price per Securities specified therein and otherwise on terms no less favorable to the Management Stockholder and no more favorable to the Offeror than those contained in the Transfer Notice.

         5.5 Purchaser Representative. If Holdings Corp. or any Stockholder enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder will, at the request of Holdings Corp., appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to Holdings Corp. If any Stockholder appoints the purchaser representative designated by Holdings Corp., Holdings Corp. will pay the fees of such purchaser representative, but if any Stockholder declines to appoint the purchaser representative designated by Holdings Corp., such Stockholder will appoint, at his own expense, another purchaser representative (reasonably acceptable to Holdings Corp.).

         5.6 Section 83(b) Elections. Each Management Stockholder shall make the election to include in his income, in the year he purchases the Common Stock and the Preferred Stock, the excess, if any, of the fair market value of the Common Stock and the Preferred Stock at that time over the Management Stockholder's original purchase price for such Securities, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, in the manner and within the time period specified by the regulations promulgated thereunder. Unless required by law or by any taxing authority, each party to this Agreement agrees to file its income tax returns on the basis that: (i) the fair market value of the Common Stock at the time of its purchase by a Management Stockholder is equal to such Management Stockholder's original purchase price for the Common Stock, and (ii) the fair market value of the Preferred Stock at the time of its purchase by a Management Stockholder is equal to such Management Stockholder's original purchase price for the Preferred Stock. Unless required by law or by any taxing authority, Holdings Corp. will not seek an income tax deduction for compensation for the services of a Management Stockholder on the basis that: (i) the fair market value of the Common Stock at the time of its purchase by a Management Stockholder exceeds such Management Stockholder's original purchase price for the Common Stock, or (ii) the fair market value of the Preferred Stock at the time of its purchase by a Management Stockholder exceeds such Management Stockholder's original purchase price for the Preferred Stock.

         5.7 Involuntary Transfers.

              (a) Option to Purchase. In the event that the Securities owned by a Management Stockholder (or his Permitted Transferees) shall be subject to sale or other transfer by reason of any of the following events (a "Nonvolitional Event"): (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (ii) a divorce (whether in connection with a settlement of the divorce or entry of a decree or judgment of divorce), or (iii) distraint, levy, execution or other involuntary transfer, then the Management Stockholder (and his Permitted Transferees) shall give Holdings Corp. written notice thereof ("Involuntary Transfer Notice") promptly upon the occurrence of such Nonvolitional Event, which Involuntary Transfer Notice shall state the terms of such proposed sale or other transfer, the identity of the proposed purchaser or other transferee, the price or other consideration, if readily determinable, for which the Securities are proposed to be sold or transferred, and the number of Securities to be sold or transferred (the "Involuntarily Transferred Securities"). After its receipt of the Involuntary Transfer Notice or, failing such receipt, after Holdings Corp. otherwise obtains actual knowledge of such a proposed sale or other transfer, Holdings Corp. and/or its designee(s) shall have the right and option to purchase all, but not less than all (unless other Stockholders purchase the remainder), of the Involuntarily Transferred Securities, such option to be exercisable at any time within 120 days after receipt of the Involuntary Transfer Notice or, failing such receipt, after Holdings Corp. otherwise obtains actual knowledge of such a proposed sale or other transfer.

              In the event that Holdings Corp. and/or its designee(s) does not elect to purchase all such Involuntarily Transferred Securities, the Management Stockholder (or his Permitted Transferees) shall give notice of such failure to the other Stockholders, and the other Stockholders shall thereupon have the right and option to purchase in the aggregate all, but not less than all, the Involuntarily Transferred Securities not to be purchased by Holdings Corp. and/or its designee(s) and may give notice to the Management Stockholder (or his Permitted Transferees) (with a copy to Holdings Corp.) of such intention at any time not later than 45 days after the date on which such notice is sent by the selling Management Stockholder (or his Permitted Transferees) to such other Stockholders. Each electing Stockholder shall indicate the number of Involuntarily Transferred Securities it desires to purchase. If the other Stockholders elect to purchase an aggregate number of Involuntarily Transferred Securities in excess of the number of Involuntarily Transferred Securities which Holdings Corp. and/or its designee(s) did not elect to purchase, the Involuntarily Transferred Securities shall be allocated among the other Stockholders who desire to purchase such Involuntarily Transferred Securities in accordance with the allocation provisions which are set forth in Section 5.3(a)(i). Promptly upon determining the number of the Involuntarily Transferred Securities which each purchasing Stockholder will purchase and the purchase price thereof, Holdings Corp. shall send notices thereof to the Management Stockholder and each of the purchasing Stockholders.

              (b) Purchase Price. Any purchase  pursuant to the foregoing option contained in Section 5.7(a) shall be at the lower of (i) the price applicable to such proposed sale or transfer or (ii) on or before the fifth anniversary of the Acquisition Date, the Adjusted Cost Price multiplied by the number of Involuntarily Transferred Securities and, following the fifth anniversary of the Acquisition Date, the Fair Market Value Price multiplied by the number of Involuntarily Transferred Securities.

              (c) Exercise and Nonexercise of Option. Exercise of the option provided for in Section 5.7(a) shall be effected by the giving of written notice to the Management Stockholder (and his Permitted Transferees) and the proposed purchaser or transferee by Holdings Corp. (on its own behalf and/or on behalf of its designee(s), as the case may be), signed by an officer of Holdings Corp., and, if applicable, by the purchasing Stockholders prior to the end of the period during which the option is exercisable (and such notice shall be effective when given). The closing of the purchase and sale of the Involuntarily Transferred Securities pursuant to any such option exercise shall be held at such place and such date to be established by Holdings Corp., which in no event shall be less than 10 or more than 60 days from the date of such notice.

              In the event Holdings Corp. and/or its designee(s) or the other Stockholders fail to exercise the purchase option provided for in Section 5.7(a), then the Involuntarily Transferred Securities may be sold or transferred by or on behalf of the Management Stockholder (and his Permitted Transferees) on the terms contained in the Involuntary Transfer Notice, but the transferee or purchaser shall be subject to all of the obligations contained in this Agreement which were applicable to the Management Stockholder in respect of the Involuntarily Transferred Securities and, without limiting the generality of the foregoing, if the Management Stockholder incurs a Termination Date on or prior to the fifth anniversary of the Acquisition Date, the Purchase Option contained in Section 5.3 hereof shall apply to the Involuntarily Transferred Securities at the applicable Option Purchase Price.

                                   ARTICLE VI

                               REGISTRATION RIGHTS

         The Stockholders shall have registration rights with respect to the Common Stock as set forth in the Registration Rights Agreement attached hereto as Exhibit B (the "Registration Rights Agreement"). Each of the Stockholders agrees not to effect any public sale or distribution of any securities of Holdings Corp. during the periods specified in the Registration Rights Agreement, except as permitted thereby, and each such Stockholder agrees to be bound by the rights of priority to participate in offerings as set forth therein.

                                  ARTICLE VII

                                  MISCELLANEOUS

         7.1 Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) Holdings Corp.,
(ii) BRS (so long as the BRS Entities own in the aggregate at least 5% of the outstanding Common Stock on a fully diluted basis), (iii) Canterbury (so long as the Canterbury Entities own in the aggregate at least 5% of the outstanding Common Stock on a fully diluted basis), (iv) the holders of a majority of the Common Stock held by the Management Stockholders and (v) the holders of a majority of the outstanding Common Stock on a fully diluted basis (including Common Stock owned by the BRS Entities, but not including Common Stock held by holders not a party hereto or hereafter made a party hereto). Notwithstanding the foregoing, no amendment or waiver of Sections 2.3, 3.1, 3.2, 3.3, 3.5,

Article IV, this Section 7.1 or the Registration Rights Agreement will be effective against any Stockholder that would be adversely affected by such amendment or waiver unless such Stockholder consents to such amendment or waiver. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         7.2 Survival of Representations and Warranties. The representations and warranties set forth in Section 2.1 of this Agreement will survive the execution and delivery of this Agreement, regardless of any investigation made by a Stockholder or on its behalf. No other representations, warranties or covenants set forth herein shall so survive.

         7.3 Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs; provided, however, that except as set forth in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement. This Agreement (including the Registration Rights Agreement) sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         7.4 Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

         7.5 Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

              If to Holdings Corp., to:

              B&G Foods Holdings Corp.
              Four Gatehall Drive, Suite 110
              Parsippany, NJ 07054
              Attention:  Robert C. Cantwell

                       with required copies to:

                       Dechert Price & Rhoads
                       30 Rockefeller Plaza
                       New York, NY 10112
                       Attention:  Glyndwr P. Lobo, Esq.

                       Bruckmann, Rosser, Sherrill & Co., Inc.
                       126 East 56th Street, 29th Floor
                       New York, New York 10022
                       Attention:  Stephen C. Sherrill

              If to any BRS Entity, to:

              Bruckmann, Rosser, Sherrill & Co., Inc.
              126 East 56th Street, 29th Floor
              New York, New York 10022
              Attention:  Stephen C. Sherrill


                       with a required copy to:

                       Dechert Price & Rhoads
                       30 Rockefeller Plaza
                       New York, NY 10112
                       Attention:  Glyndwr P. Lobo, Esq.

             If to any Canterbury Entity, to:

             Canterbury Mezzanine Capital II, L.P.
             600 Fifth Avenue, 23rd Floor
             New York, NY 10020
             Attention:  Patrick N.W. Turner

                       with a required copy to:

                       Cravath, Swaine & Moore
                       Worldwide Plaza
                       825 Eighth Avenue
                       New York, NY 10019
                       Attention:  Mayme Greer, Esq.

             If to any CIT Entity, to:

             The CIT Group/Equity Investments, Inc.
             650 CIT Drive
             Livingston, NJ 07039
             Attention:  Colby W. Collier

                       with a required copy to:

                       Schulte Roth & Zabel LLP
                       900 Third Avenue
                       New York, NY 10022
                       Attention:  Ele Klein, Esq.

              If to the Management Stockholders or any of them, to their addresses as listed in the books of Holdings Corp. or the relevant Company.

              All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         7.6 Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of New York, without giving effect to principles of conflicts of law, except to the extent that Delaware law shall be mandatorily applicable.

         7.7 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. Unless otherwise specified, section references herein refer to sections of this Agreement and schedules and exhibits refer to schedules and exhibits attached hereto.

         7.8 Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

         7.9 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

         7.10 Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

         7.11 Party No Longer Owning Securities. If a party hereto ceases to own any Securities, such party will no longer be deemed to be a Stockholder or Management Stockholder for purposes of this Agreement.

         7.12 No Effect on Employment. Nothing herein contained shall confer on any Management Stockholder the right to remain in the employ of Holdings Corp. or any of the Companies or any of its subsidiaries or Affiliates.

         7.13 Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  B&G FOODS HOLDINGS CORP.



                                  By:
                                     ------------------------------------------
                                      Name:  Robert Cantwell
                                      Title: Executive Vice President Finance


                                  BRUCKMANN, ROSSER, SHERRILL & CO., L.P.
                                  By:    BRS Partners, Limited Partnership,
                                         the general partner,
                                  By:    BRSE Associates, Inc., its general
                                         partner

                                         By:
                                             ----------------------------------
                                             Name:  Stephen C. Sherrill
                                             Title: Executive Vice President



                                  CANTERBURY MEZZANINE CAPITAL II, L.P.
                                  By:  Canterbury Capital II, LLC,
                                       its general partner


                                        By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                  THE CIT  GROUP/EQUITY INVESTMENTS, INC.



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                            BRS STOCKHOLDERS



                                                     *
                                            -----------------------------------
                                            Bruce C. Bruckmann
                                            SS#: ###-##-####
                                            Residence Address:
                                                125 East 84th Street, Apt. 5A
                                                New York, NY 10028


                                                       *
                                            -----------------------------------
                                            Harold O. Rosser II
                                            SS#: ###-##-####
                                            Residence Address:
                                                499 Silvermine Road
                                                New Canaan, CT  06840


                                            -----------------------------------
                                            Stephen C. Sherrill
                                            SS#: ###-##-####
                                            Residence Address:
                                                765 Park Avenue, Apt. 4B
                                                New York, NY 10021


                                                       *
                                            -----------------------------------
                                            Donald Bruckmann
                                            SS#: ###-##-####
                                            Residence Address:
                                                66 East 79th Street
                                                New York, NY  10021


                                                       *
                                            -----------------------------------
                                            H. Virgil Sherrill
                                            SS#: ###-##-####
                                            Residence Address:
                                                One Sutton Place South
                                                New York, NY  10022

                                                       *
                                            -----------------------------------
                                            Nancy Zweng
                                            SS#: ###-##-####
                                            Residence Address:
                                                125 East 84th Street, Apt. 5A
                                                New York, NY 10028


                                                        *
                                            -----------------------------------
                                            Paul D. Kaminski
                                            SS#:  ###-##-####
                                            Residence Address:
                                                54 W. 9th Street
                                                New York, NY  10011


                                                        *
                                            -----------------------------------
                                            Polly Bruckmann
                                            SS#:
                                            Residence Address:



                                            BCB PARTNERSHIP
                                            By:  Bruce C. Bruckmann,
                                                 General Partner



                                            By:           *
                                                -------------------------------
                                                  Name:  Bruce C. Bruckmann
                                                  Title:  General Partner


                                            NAZ PARTNERSHIP
                                            By:  Nancy Zweng, General Partner



                                            By:            *
                                               --------------------------------
                                                  Name:
                                                  Title:

                                            MERRILL LYNCH, PIERCE, FENNER
                                            & SMITH INCORPORATED, CUSTODIAN FBO
                                            PAUL D. KAMINSKI IRA
                                            By:  Paul D. Kaminski



                                            By:           *
                                               --------------------------------
                                                  Name:
                                                  Title:



                                                   * By:
                                                        -----------------------
                                                          Stephen C. Sherrill
                                                          Attorney-in-Fact


                                            MANAGEMENT STOCKHOLDERS



                                            --------------------------------
                                            Name:  Leonard S. Polaner
                                            SS#:
                                            Residence Address:



                                            --------------------------------
                                            Name:  David L. Wenner
                                            SS#:
                                            Residence Address:



                                            --------------------------------
                                            Name:  David Burke
                                            SS#:
                                            Residence Address:


                                            --------------------------------
                                            Name:  Robert C. Cantwell
                                            SS#:
                                            Residence Address:

                                            --------------------------------
                                            Name:  James Brown
                                            SS#:
                                            Residence Address:



                                            --------------------------------
                                            Name:  Thomas J. Baldwin
                                            SS#:
                                            Residence Address:



                                            --------------------------------
                                            Name:  Alfred Poe
                                            SS#:
                                            Residence Address:


                                            --------------------------------
                                            Name:  William F. Callahan, III
                                            SS#:
                                            Residence Address:



                                            --------------------------------
                                            Name:  Sumner Kaufman
                                            SS#:
                                            Residence Address:

                                                                      EXHIBIT A
                                                                      ---------


                                                         Series A      Series B       Series C
                                            Common      Preferred      Preferred     Preferred      Series B      Series C
                                            Stock         Stock          Stock         Stock        Warrants      Warrants
                                            -----       ---------      ---------     ---------      --------      --------

BRUCKMANN, ROSSER
SHERRILL & CO., L.P.
("BRS")                                     79,690.92   17,602.30      11,540.72      4,687.34     11,001.74       3,080.48


CANTERBURY MEZZANINE CAPITAL II, L.P.          -----        -----          -----     15,000.00         -----       9,857.92


THE CIT GROUP/EQUITY INVESTMENTS, INC.

BRS STOCKHOLDERS                               -----        -----          -----      5,000.00         -----       3,285.97

Bruce C. Bruckmann                           1,613.69      356.51         241.32         98.01        230.05          64.41

Harold O. Rosser II                            324.20       71.61          47.01         19.09         44.81          12.55

Stephen C. Sherrill                          1,664.23      367.59         241.32         98.01        230.05          64.41

Donald Bruckmann                               216.10       47.74          -----         -----         -----          -----

H. Virgil Sherrill                           1,080.51      238.66         156.70         63.65        149.38          41.83

Nancy Zweng                                     64.86       14.33           9.40          3.82          8.96           2.51

BCB Partnership                                 92.96       20.54          13.48          5.47         12.85           3.60

NAZ Partnership                                 44.86        9.91           6.50          2.64          6.20           1.74

Paul D. Kaminski                                78.56       17.36          22.75          9.24         21.69           6.07

Merrill Lynch Pierce
Fenner and Smith,
custodian FBO Paul
D. Kaminski IRA                                 78.56         17.36          -----         -----         -----          -----

Elizabeth McShane                               25.27          5.54          -----         -----         -----          -----

Beverly Place                                   25.27          5.54          -----         -----         -----          -----

Polly Bruckmann                                 -----         -----          31.34         12.73         29.88           8.37




                                                         Series A      Series B       Series C
                                            Common      Preferred      Preferred     Preferred      Series B      Series C
                                            Stock         Stock          Stock         Stock        Warrants      Warrants
                                            -----       ---------      ---------     ---------      --------      --------

MANAGEMENT    STOCKHOLDERS

Leonard S. Polaner                           3,000.00        145.00          -----         -----         -----          -----

David L. Wenner                              3,000.00         20.00          -----         -----         -----          -----

David Burke                                  3,000.00         20.00          -----         -----         -----          -----

Robert C. Cantwell                           3,000.00         20.00          -----         -----         -----          -----

James Brown                                  3,000.00         20.00          -----         -----         -----          -----

Thomas J. Baldwin                              500.00        110.44          -----         -----         -----          -----

Alfred Poe                                     500.00        110.44          -----         -----         -----          -----

William F. Callahan, III                     1,450.00      1,050.94          -----         -----         -----          -----

Sumner Kaufman                                  50.00         49.50          -----         -----         -----          -----
---------------------------------------- ------------- ------------- -------------- ------------- ------------- --------------
TOTAL                                      102,499.99     20,321.31      12,310.54     25,000.00     11,735.61      16,429.86
=====                                      ==========     =========      =========     =========     =========      =========


In addition, there are a total of 6,250 options to acquire Common Stock outstanding to employees, officers or directors of subsidiaries of Holdings Corp. under Holdings Corp.'s 1997 Incentive Stock Option Plan.